EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMCC Commercial Mortgage Securities Trust 2017-JP7 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC., as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the 245 Park Avenue Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 245 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 245 Park Avenue Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the 245 Park Avenue Mortgage Loan prior to December 14, 2022, BellOak, LLC, as Operating Advisor for the 245 Park Avenue Mortgage Loan on and after December 14, 2022, CoreLogic Solutions, LLC, as Servicing Function Participant for the 245 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 245 Park Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Gateway Net Lease Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Gateway Net Lease Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Gateway Net Lease Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Gateway Net Lease Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Gateway Net Lease Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Gateway Net Lease Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Starwood Capital Group Hotel Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Starwood Capital Group Hotel Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Starwood Capital Group Hotel Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Starwood Capital Group Hotel Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Starwood Capital Group Hotel Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Starwood Capital Group Hotel Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 211 Main Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 211 Main Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 211 Main Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 211 Main Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 211 Main Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 211 Main Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Columbus Office Portfolio I Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Columbus Office Portfolio I Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Columbus Office Portfolio I Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Columbus Office Portfolio I Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Columbus Office Portfolio I Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Columbus Office Portfolio I Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Columbus Office Portfolio I Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the St. Luke's Office Mortgage Loan, LNR Partners, LLC, as Special Servicer for the St. Luke's Office Mortgage Loan, Wilmington Trust, National Association, as Trustee for the St. Luke's Office Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the St. Luke's Office Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the St. Luke's Office Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the St. Luke's Office Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the St. Luke’s Office Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Alexandria Corporate Park  Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Alexandria Corporate Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Alexandria Corporate Park  Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Alexandria Corporate Park  Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Alexandria Corporate Park  Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Alexandria Corporate Park  Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Alexandria Corporate Park Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the West Town Mall Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the West Town Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the West Town Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the West Town Mall Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the West Town Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the West Town Mall Mortgage Loan, KeyBank National Association, as Primary Servicer for the Carolina Hotel Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Carolina Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Carolina Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Carolina Hotel Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Carolina Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Carolina Hotel Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Apex Fort Washington Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Apex Fort Washington Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Apex Fort Washington Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Apex Fort Washington Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Apex Fort Washington Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Apex Fort Washington Mortgage Loan.

Dated: March 9, 2023

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)